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                                                                     Exhibit 4.3

                                                                  CONFORMED COPY

FIRST AMENDMENT AND WAIVER, dated as of July 30, 1999 (this "Amendment"), to the Credit Agreement, dated as of April 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ABERCROMBIE & FITCH STORES, INC. a corporation organized under the laws of the State of Delaware (the "Borrower"), ABERCROMBIE & FITCH CO., a corporation organized under the laws of the State of Delaware (the "Parent"), the several banks and other financial institutions and entities from time to time parties thereto (the "Lenders"), and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders.


         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans to the Borrower; and

         WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment.


         NOW, THEREFORE, the parties hereto hereby agree as follows:


         1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

         2. Amendments to the Credit Agreement.

         (a) Section 1.01 of the Credit Agreement is hereby amended by (i) inserting in appropriate alphabetical order the following definition of "Permitted Subordinated Debt":

                  "'Permitted Subordinated Debt' means Indebtedness of the Parent (and any Guarantees of such Indebtedness by the Borrower or by Subsidiaries of the Parent that are Guarantors of the obligations hereunder), the payment of


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    which is subordinated to the Parent's obligations under its Guarantee of the obligations hereunder, provided that such Permitted Subordinated Debt (a) accrues interest at a rate determined in good faith by the board of directors of the Parent to be a market rate of interest for such Permitted Subordinated Debt at the time of issuance thereof, (b) is created under agreements or instruments that do not, as determined in good faith by the board of directors of the Parent, (i) impose covenants on the Parent and the Parent's Subsidiaries, (ii) contain a definition of change of control or
    (iii) contain events of default and other provisions, in each case materially more restrictive than the covenants imposed in, the change of control definition used in and the events of default and other provisions contained in this Agreement, (c) does not provide for scheduled principal payments on such Permitted Subordinated Debt on any date on or prior to the date which is six months subsequent to the Maturity Date, (d) is unsecured,
    (e) is not guaranteed by the Borrower or any Subsidiary unless (i) each such Subsidiary also has Guaranteed the obligations hereunder and (ii) such Guarantee of such Permitted Subordinated Debt is subordinated, in the case of a Subsidiary, to its Guarantee of the obligations hereunder and, in the case of the Borrower, to its obligations hereunder, in each case on terms no less favorable to the Lenders than the subordination provisions of the Permitted Subordinated Debt, (f) does not by its terms require the maintenance or achievement of any financial performance standards more restrictive than those contained herein, as determined in good faith by the board of directors of the Parent, other than as a condition to taking specified action and (g) the terms of subordination of such Permitted Subordinated Debt are customary and reasonably satisfactory to the Administrative Agent."; and

         (ii) inserting the following before the period at the end of the definition of "Restricted Payment":

                           ";provided, that cash payments in lieu of the
                  issuance of fractional shares upon the conversion of Permitted Subordinated Debt shall not constitute a Restricted Payment."


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         (b) Section 6.01 of the Credit Agreement is hereby amended by:

                  (i) deleting "and" at the end of clause (f) thereof and substituting in lieu thereof the following:

                           ";(g) Permitted Subordinated Debt in an aggregate
                  principal amount of up to $175,000,000; provided that the proceeds of such Indebtedness are used to fund the construction of a distribution center and corporate headquarters of the Parent or the Borrower and, to the extent not used therefor, up to $100,000,000 for working capital purposes; and"; and

                  (ii) relettering clause (g) thereof as clause (h).

         (c) Section 6.05 of the Credit Agreement is hereby amended by:

                  (i) deleting "and" at the end of clause (d) thereof and substituting in lieu thereof the following:

                           "; (e) Guarantees constituting Permitted Subordinated
                  Debt permitted by Section 6.01(g);

                           (f) Guarantees by the Parent or any Subsidiary of the
                  Indebtedness hereunder; and "

                  (ii) relettering clause (e) thereof as clause (g).

         (d) Section 6.07 of the Credit Agreement is hereby amended by:

                  (i) deleting "and" at the end of clause (c) thereof and substituting in lieu thereof the following:

                           "(d) if no Default has occurred and is continuing,
                  the Borrower and the Subsidiaries may declare and pay dividends to the Parent and other Subsidiaries in amounts necessary to enable the Parent to make timely interest payments on any Permitted Subordinated Debt permitted by
                  Section 6.01(g) and"; and

                  (ii) relettering clause (d) as clause (e).


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         (e) Article VI of the Credit Agreement is hereby amended by inserting the following after Section 6.12 thereof:

                  "SECTION 6.13 Prepayments of Permitted Subordinated Debt. The Parent and the Borrower will not, and will not permit any Subsidiary to, make, or agree to pay or make, directly or indirectly, any mandatory or optional prepayment in respect of Permitted Subordinated Debt as a result of a change of control (as defined in such Permitted Subordinated Debt) or otherwise (other than payments made in capital stock of the Parent, including cash payments in lieu of fractional shares) unless and until all obligations under this Agreement have been paid in full and all commitments hereunder have been terminated.

         (f) Article VII of the Credit Agreement is hereby amended by inserting the following before ";" at the end of clause (g) thereof: "or to prepayments of Permitted Subordinated Debt made solely with capital stock of the Parent (including cash payments in lieu of fractional shares) or the conversion of Permitted Subordinated Debt into capital stock of the Parent (including cash payments in lieu of fractional shares)".

         3. Waiver. The Lenders hereby expressly waive any rights or remedies in connection with any breach of or failure by the Parent or the Borrower to comply with Section 5.09(a) or (b), Section 5.02(a) or any other provision of the Credit Agreement prior to the date hereof as a result of the failure of the Parent and the Borrower to (i) notify the Administrative Agent of the formation or acquisition of the following subsidiaries (collectively, the "New Subsidiaries"), each an Ohio corporation: Abercrombie & Fitch Fulfillment Company, Abercrombie & Fitch Production Company and Abercrombie & Fitch Distribution Company and (ii) cause each New Subsidiary to become a party to the Guarantee Agreement.

         4. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.


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         5. Representations and Warranties. Each of the Borrower and the Parent
hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof:

         (a) No Default or Event of Default has occurred and is continuing.

         (b) The execution, delivery and performance by the Borrower and the Parent of this Amendment have been duly authorized by all necessary corporate and, if required, stockholder action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment has been duly executed and delivered by each of the Parent and the Borrower and constitutes the legal, valid and binding obligation of each of the Borrower and the Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding at equity or at law.

         (c) All representations and warranties of the Borrower contained in the Credit Agreement (other than representations or warranties expressly made only on and as of the Effective Date) are true and correct as of the date hereof.

         6. Effectiveness. This Amendment shall become effective only upon the satisfaction in full of the following conditions precedent:

         (a) The Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower, the Parent and the Required Lenders;

         (b) The Administrative Agent shall have received such opinions and certificates from the Borrower, the Parent and their counsel as it may reasonably request in form reasonably satisfactory to its counsel;

         (c) The Borrower shall have paid to the Administrative Agent on behalf of the Lenders that duly execute and


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    deliver counterparts hereof on or prior to July 28, 1999 a fee equal to 0.05 percent of the aggregate amount of the outstanding Loans and Commitments under the Credit Agreement; and

         (d) The New Subsidiaries shall have become parties to the Guarantee Agreement.

         7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

         8. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                                     ABERCROMBIE & FITCH STORES,
                                                     INC.,

                                                         by
                                                           /s/ Seth R. Johnson
                                                           ---------------------
                                                           Name: Seth R. Johnson
                                                           Title: VP/CFO


                                                     ABERCROMBIE & FITCH CO.,

                                                         by
                                                           /s/ Seth R. Johnson
                                                           ---------------------
                                                           Name: Seth R. Johnson
                                                           Title: VP/CFO
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                                                     THE CHASE MANHATTAN BANK,
                                                     individually and as
                                                     Administrative Agent,

                                                        by
                                                          /s/ Barry K. Bergman
                                                          ----------------------
                                                          Name: Barry K. Bergman
                                                          Title: Vice President




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                                                  BANK OF AMERICA, N.A.,

                                                      by
                                                        /s/ Bridget Garavalia
                                                        ------------------------
                                                        Name: Bridget Garavalia
                                                        Title: Managing Director


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                                                    THE BANK OF NEW YORK,

                                                        by
                                                          /s/ Michael Flannery
                                                          ----------------------
                                                          Name: Michael Flannery
                                                          Title: Vice President




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                                                  BANKBOSTON, N.A.,

                                                      by
                                                        /s/ Kathleen A. Dimock
                                                        -----------------------
                                                        Name: Kathleen A. Dimock
                                                        Title: Vice President




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                                                  BANK ONE, N.A.,

                                                      by
                                                        /s/ Debora K. Oberling
                                                        ------------------------
                                                        Name: Debora K. Oberling
                                                        Title: Vice President




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                                                   THE FIFTH THIRD BANK OF
                                                   COLUMBUS,

                                                   by

                                                     ---------------------------
                                                     Name:
                                                     Title:


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                                                  THE FIRST NATIONAL BANK OF
                                                  CHICAGO,

                                                      by
                                                        /s/ Debora K. Oberling
                                                        ------------------------
                                                        Name: Debora K. Oberling
                                                        Title: Vice President




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                                           FIRST UNION NATIONAL BANK,

                                               by
                                                 /s/ Randall R. Meck
                                                 -------------------------------
                                                 Name: Randall R. Meck
                                                 Title: Assistant Vice President


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                                           FIRSTAR, N.A.,

                                               by
                                                 /s/ Timothy H. Kirtley
                                                 -------------------------------
                                                 Name: Timothy H. Kirtley
                                                 Title: Assistant Vice President




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                                                  FLEET NATIONAL BANK,

                                                      by
                                                        /s/ Robert T.P. Storer
                                                        ------------------------
                                                        Name: Robert T.P. Storer
                                                        Title: S.V.P.




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                                                   THE HUNTINGTON NATIONAL BANK,

                                                       by
                                                         /s/ R. Bradley Smith
                                                         -----------------------
                                                         Name: R. Bradley Smith
                                                         Title: Vice President





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                                                   NATIONAL CITY BANK,

                                                       by
                                                         /s/ Joseph L. Kwasny
                                                         -----------------------
                                                         Name: Joseph L. Kwasny
                                                         Title: Vice President




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                                                  STANDARD CHARTERED BANK,

                                                  by
                                                    /s/ David D. Cutting
                                                    ----------------------------
                                                    Name: David D. Cutting
                                                    Title: Senior Vice President


                                                    /s/ Kristina McDavid
                                                    ----------------------------
                                                    Name: Kristina McDavid
                                                    Title: Vice President



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                                                 SUNTRUST BANK, CENTRAL FLORIDA,
                                                 N.A.,

                                                     by
                                                       /s/ Stephen L. Leister
                                                       ------------------------
                                                       Name: Stephen L. Leister
                                                       Title: Vice President